UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2014

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00926 (Commission File Number)	80-0741103 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)		19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

 None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2014, FS Investment Corporation II (“FSIC II”), through two wholly-owned, special-purpose financing subsidiaries, entered into a debt financing arrangement with Goldman Sachs Bank USA (“Goldman”), pursuant to which up to $400,000,000 will be made available to FSIC II to fund investments and for other general corporate purposes. FSIC II elected to structure the financing in the manner described more fully below in order to, among other things, obtain such financing at a lower cost than would be available through alternate arrangements.

Pursuant to the financing arrangement, assets in FSIC II’s portfolio may be sold and/or contributed by it from time to time to Green Creek LLC (“Green Creek”), a newly formed, special-purpose subsidiary of FSIC II, pursuant to an Amended and Restated Sale and Contribution Agreement, dated as of December 15, 2014, between FSIC II and Green Creek (the “Sale and Contribution Agreement”). Under the Sale and Contribution Agreement, as of December 15, 2014, FSIC II has contributed a portfolio of assets to Green Creek with an aggregate par value of approximately $169,000,000. The assets held by Green Creek will secure the obligations of Green Creek under Floating Rate Notes (the “Notes”) to be issued from time to time by Green Creek to Schuylkill River LLC (“Schuylkill River”), another newly formed, special-purpose subsidiary of FSIC II, pursuant to an Indenture, dated as of December 15, 2014, with Citibank, N.A., as trustee (the “Indenture”). Pursuant to the Indenture, the aggregate principal amount of Notes that may be issued by Green Creek from time to time is $690,000,000. Schuylkill River will purchase the Notes to be issued by Green Creek from time to time at a purchase price equal to their par value.

Interest on the Notes under the Indenture will accrue at the three-month London Interbank Offered Rate (“LIBOR”) plus a spread of 4.00% per annum. Principal and any unpaid interest on the Notes will be due and payable on the stated maturity date of February 15, 2026. Pursuant to the Indenture, Green Creek has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar transactions. The Indenture contains events of default customary for similar transactions, including: (a) the failure to make principal payments on the Notes at their stated maturity or any earlier redemption date or to make interest payments on the Notes within five business days of when due; (b) the failure to disburse amounts in excess of $1,000 in accordance with the priority of payments within ten business days of the payment date; and (c) the occurrence of certain bankruptcy and insolvency events with respect to Green Creek.

Schuylkill River, in turn, has entered into a repurchase transaction with Goldman, pursuant to the terms of a master repurchase agreement and the related annex and master confirmation thereto, each dated as of December 15, 2014 (collectively, the “Goldman Facility”). Pursuant to the Goldman Facility, on one or more occasions beginning December 15, 2014 to but excluding March 15, 2015, Goldman will purchase Notes held by Schuylkill River for an aggregate purchase price equal to 58.00% of the principal amount of Notes purchased. Subject to certain conditions, the maximum principal amount of Notes that may be purchased under the Goldman Facility is $690,000,000. Accordingly, the aggregate maximum amount payable to Schuylkill River under the Goldman Facility will not exceed $400,000,000. On December 15, 2014, a Note in the principal amount of $130,000,000 was purchased by Goldman from Schuylkill River pursuant to the Goldman Facility for $75,400,000. Schuylkill River intends to enter into additional repurchase transactions under the Goldman Facility before March 15, 2015 with respect to the remaining $560,000,000 in principal amount of Notes. Schuylkill River will repurchase the Notes sold to Goldman under the Goldman Facility no later than December 15, 2018. The repurchase price paid by Schuylkill River to Goldman will be equal to the purchase price paid by Goldman for the repurchased Notes, plus financing fees accrued at the applicable pricing rate under the Goldman Facility. Until March 15, 2015, financing fees will accrue on the aggregate purchase price paid by Goldman for such Notes. Thereafter, financing fees will accrue on $400,000,000 (even if the aggregate purchase price paid for Notes purchased by Goldman is less than that amount), unless and until the outstanding amount is reduced in accordance with the terms of the Goldman Facility. If the Goldman Facility is accelerated prior to December 15, 2018 due to an event of default or the failure of Green Creek to commit to sell any underlying assets that become defaulted obligations within 30 days, then Schuylkill River must pay to Goldman a fee equal to the present value of the aggregate amount of the financing fees that would have been payable to Goldman from the date of acceleration through December 15, 2018 had the acceleration not occurred. The financing fee under the Goldman Facility is equal to three-month LIBOR plus a spread of up to 2.50% per annum for the relevant period.

Goldman may require Schuylkill River to post cash collateral if the market value of the Notes (measured by reference to the market value of Green Creek’s portfolio of assets) declines and is less than the required margin amount under the Goldman Facility. In such event, in order to satisfy any such margin-posting requirements, Schuylkill River intends to borrow funds from FSIC II pursuant to an uncommitted Revolving Credit Agreement, dated as of December 15, 2014, between Schuylkill River, as borrower, and FSIC II, as lender (the “Revolving Credit Agreement”). FSIC II may, in its sole discretion, make such loans from time to time to Schuylkill River pursuant to the terms of the Revolving Credit Agreement. Borrowings under the Revolving Credit Agreement may not exceed $400,000,000 and will accrue interest at a rate equal to one-month LIBOR plus a spread of 0.75% per annum.

Pursuant to the Goldman Facility, Schuylkill River has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar transactions. The Goldman Facility contains events of default customary for similar financing transactions, including: (a) failure to transfer the Notes to Goldman on the applicable purchase date or repurchase the Notes from Goldman on the applicable repurchase date; (b) failure to pay certain fees and make-whole amounts when due; (c) failure to post cash collateral as required; (d) the occurrence of insolvency events with respect to Schuylkill River; and (e) the admission by Schuylkill River of its inability to, or its intention not to, perform any of its obligations under the Goldman Facility.

Schuylkill River paid an upfront fee and incurred certain other customary costs and expenses in connection with obtaining the Goldman Facility.

In connection with the Notes and the Indenture, Green Creek also entered into (i) an Amended and Restated Investment Management Agreement with FSIC II, as investment manager, dated as of December 15, 2014 (the “Management Agreement”), pursuant to which FSIC II will manage the assets of Green Creek; and (ii) a Collateral Administration Agreement with Virtus Group, LP (“Virtus”), as collateral administrator, dated as of December 15, 2014 (the “Administration Agreement”), pursuant to which Virtus will perform certain administrative services with respect to the assets of Green Creek.

Amounts outstanding under the Goldman Facility will be considered borrowings of FSIC II for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended, applicable to business development companies.

The foregoing descriptions of the Sale and Contribution Agreement, the Indenture, the Notes, the Goldman Facility, the Revolving Credit Agreement, the Management Agreement and the Administration Agreement, as set forth in this Item 1.01, are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are filed as Exhibits 10.1 through 10.7 and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Amended and Restated Sale and Contribution Agreement, dated as of December 15, 2014, by and between FS Investment Corporation II and Green Creek LLC.

10.2	Indenture, dated as of December 15, 2014, by and between Green Creek LLC and Citibank, N.A., as trustee.

10.3	Green Creek LLC Floating Rate Notes due 2026.
10.4

September 1996 Version Master Repurchase Agreement between Goldman Sachs Bank USA and Schuylkill River LLC, together with the related Annex and Master Confirmation thereto, each dated as of December 15, 2014.

10.5	Revolving Credit Agreement, dated as of December 15, 2014, by and between FS Investment Corporation II and Schuylkill River LLC.
10.6	Amended and Restated Investment Management Agreement, dated as of December 15, 2014, by and between Green Creek LLC and FS Investment Corporation II.
10.7	Collateral Administration Agreement, dated as of December 15, 2014, by and among Green Creek LLC, FS Investment Corporation II and Virtus Group, LP.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of FSIC II. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSIC II’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSIC II’s operating area. Some of these factors are enumerated in the filings FSIC II makes with the U.S. Securities and Exchange Commission. FSIC II undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date:	December 19, 2014	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Amended and Restated Sale and Contribution Agreement, dated as of December 15, 2014, by and between FS Investment Corporation II and Green Creek LLC.

10.2	Indenture, dated as of December 15, 2014, by and between Green Creek LLC and Citibank, N.A., as trustee.

10.3	Green Creek LLC Floating Rate Notes due 2026.
10.4

September 1996 Version Master Repurchase Agreement between Goldman Sachs Bank USA and Schuylkill River LLC, together with the related Annex and Master Confirmation thereto, each dated as of December 15, 2014.

10.5	Revolving Credit Agreement, dated as of December 15, 2014, by and between FS Investment Corporation II and Schuylkill River LLC.
10.6	Amended and Restated Investment Management Agreement, dated as of December 15, 2014, by and between Green Creek LLC and FS Investment Corporation II.
10.7	Collateral Administration Agreement, dated as of December 15, 2014, by and among Green Creek LLC, FS Investment Corporation II and Virtus Group, LP.